May 8, 2018
ZAGG Reports Record First Quarter 2018 Results
Net Sales Increased 21% to $112 Million
Earnings Per Share Improved to $0.24
Company Reiterates 2018 Outlook

SALT LAKE CITY, May 8, 2018 (GLOBE NEWSWIRE) – ZAGG Inc (Nasdaq: ZAGG), a leading global mobile lifestyle company, today announced financial results for the first quarter ended March 31, 2018.
First Quarter Highlights (Comparisons versus First Quarter 2017)

•	Net sales of $112.1 million, an increase of 21% compared to $92.9 million

•	Gross profit of 34% compared to 31%

•	Net income of $7.0 million compared to a net loss of $6.1 million

•	Diluted earnings per share of $0.24 compared to diluted loss per share of $0.22

•	Adjusted EBITDA of $13.6 million compared to $2.7 million
“We are pleased with the strength exhibited by our business early in 2018,” commented Chris Ahern, Chief Executive Officer. “Our record first quarter sales performance was driven by continued growth of screen protection combined with robust demand for our expanded portfolio of wireless charging products. Both our domestic and international markets posted double digit top-line gains which fueled significant operating expense leverage and a dramatic improvement in profitability compared with a year ago. Looking ahead, I am confident that by staying true to ZAGG’s four key corporate objectives of Product, Brand, Distribution and Operational Excellence, we can further leverage our strong leadership position in the mobile lifestyle category to drive sustained growth over the long-term.”
First Quarter Results (in millions, except per share amounts)

	Three Months Ended
	March 31, 2018	March 31, 2017

Net sales	$112.1	$92.9
Gross profit	$37.6	$28.6
Gross profit margin	34%	31%
Net income (loss)	$7.0	$(6.1)
Diluted earnings (loss) per share	$0.24	$(0.22)
Adjusted EBITDA	$13.6	$2.7
Net sales increased 21% to $112.1 million compared to $92.9 million due primarily to (1) the increase in sales of our power management products, particularly accessories supporting the wireless charging ecosystem, and (2) increased sales of screen protection products in key wireless and retail accounts, particularly in international markets.
Gross profit increased to $37.6 million (34% of net sales) compared to $28.6 million (31% of net sales). The increase in gross profit margin was driven primarily by (1) the mix of screen protection products, our highest margin product category, which increased to approximately 50% of net sales compared to approximately 46% of net sales during the three months ended March 31, 2017, and (2) improved margins on mophie-branded products.
Operating expenses decreased 16% to $29.7 million (26% of net sales) compared to $35.3 million (38% of net sales). The decrease was primarily attributable to (1) a $2.0 million charge in 2017 related to the impairment of a patent that did not recur in 2018, (2) operating expense synergies related to the mophie integration, and (3) a reduction in marketing spend that ultimately shifted into later periods in 2018.
Net income increased to $7.0 million compared to a net loss of $6.1 million. Diluted earnings per share was $0.24 (on 28.7 million shares) compared to diluted loss per share of $0.22 (on 28.1 million shares).
Adjusted EBITDA was $13.6 million compared to $2.7 million.
2018 Business Outlook
The Company reiterated the following annual guidance for 2018:

•	Net sales of $550 million to $570 million

•	Gross profit margin as a percentage of net sales in the low to mid 30's range

•	Adjusted EBITDA of $77 million to $80 million

•	Diluted earnings per share of $1.30 to $1.50

•	Annual effective tax rate of approximately 27%
Conference Call
A conference call will be held today, May 8, 2018, at 5:00 p.m. EST to review these results. Interested parties may access via the Internet on the Company's website at: investors.zagg.com. The URL is included here as an inactive textual reference.
About Non-GAAP Financial Information
This press release includes Adjusted EBITDA as a non-GAAP financial measure. Readers are cautioned that Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, other income (expense), mophie transaction expenses and mophie restructuring charges, mophie employee retention bonus, and impairment of intangible asset) is not a financial measure under US generally accepted accounting principles (GAAP). In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, is as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We present Adjusted EBITDA because we believe that it is helpful to some investors as a measure of performance. We caution readers that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures in the supplemental financial information attached to this press release.
Cautionary Note Regarding Forward-Looking Statements
This press release contains (and oral communications made by us may contain) ““forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

a.	the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;

b.	building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;

c.	the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple, Samsung, and Google;

d.	changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;

e.	the ability to successfully integrate new operations or acquisitions,

f.	the impact of inconsistent quality or reliability of new product offerings;

g.	the impact of lower profit margins in certain new and existing product categories, including certain mophie products;

h.	the impacts of changes in economic conditions, including on customer demand;

i.	managing inventory in light of constantly shifting consumer demand;

j.
the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the company from cyber-attacks, terrorist incidents, or the threat of terrorist incidents;

k.	adoption of or changes in accounting policies, principles, or estimates; and

l.	changes in tax laws and regulations.

Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this press release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
About ZAGG Inc
ZAGG Inc (NASDAQ:ZAGG) is a global leader in accessories and technologies that empower mobile lifestyles. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG®, mophie®, InvisibleShield®, and IFROGZ® brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide, and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, Walmart, Target, Walgreens and Amazon.com. For more information, please visit the company’s websites at www.zagg.com and www.mophie.com and follow us on Facebook, Twitter and Instagram.
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CONTACT:
Investor Relations:
ICR Inc.
Brendon Frey
203-682-8216
brendon.frey@icrinc.com
Company:
ZAGG Inc
Jeff DuBois
801-506-7336
jeff.dubois@ZAGG.com